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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of our report dated September 30, 1996 on the combined financial statements of Foundation Health Medical Services (a wholly-owned subsidiary of Foundation Health Corporation) and affiliates as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996, and our report dated February 23, 1996 on the financial statements of Foundation Health IPA as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and for the period from June 7, 1994 (date of inception) to December 31, 1994 (such reports express unqualified opinions and include explanatory paragraphs referring to significant related party transactions), appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Proxy Statement/Prospectus.

Deloitte & Touche llp

Sacramento, California
October 1, 1996